     As filed with the Securities and Exchange Commission on March 25, 1997
                                                   Registration No. 33-____
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------
                                ATLANTIC CENTRAL
                              ENTERPRISES LIMITED
             (Exact name of registrant as specified in its charter)

           Bermuda                                  Not applicable
(State or other jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or organization)

                                Atlantic Central
                              Enterprises Limited
                                  Cedar House
                                41 Cedar Avenue
                             Hamilton HM12, Bermuda
                    (Address of principal executive offices)
                                  -----------
                          Consulting/Compensation Plan
                              (Full title of plan)
                                  -----------
                            Quinn & Associates, LLP
                             11400 W. Olympic Blvd.
                                  Second Floor
                           Los Angeles, CA 90064-1544
                                 (310) 914-0161
                    (Name and address of agent for service)
                                  -----------
                                 (310) 914-0161
                    (telephone number, including area code,
                             of agent for service)
                                  -----------
Page one of 15 pages contained in the sequential numbering system. The Exhibit order may be found at page 4.

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COPIES TO:

Kevin J. Quinn, Esq.                    Paul E. Heney, Esq.
Quinn & Associates, LLP                 Heney & Associates
11400 W. Olympic Blvd., 2nd Floor       8 King Street, E. #300
Los Angeles, CA 90064-1544              Toronto, Canada M5C 1B5

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities To   Amount To           Offering Price   Aggregate          Amount of
Be Registered   Be Registered(1)(2) Per Share(3)     Offering Price(3)  Registration Fee
-------------   ----------------    --------------   -----------------  ----------------

Common Stock    150,000             $1.00            $150,000           $45.45


(1) Pursuant to rule 416, the number of shares being registered shall be adjusted to include any additional Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilutions adjustments to the amount of Common Stock issuable pursuant to stock options exercised thereafter.

(2) Represents 150,000 to be issued pursuant to the informal consulting/compensation plan of Registrant and includes re-offers of such shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the bid and asked price of the Common Stock on March 20, 1997.

================================================================================



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan information.

        Omitted as permitted.

Item 2. Registrant information and Employee.

        Not applicable.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by Atlantic Central Enterprises, Limited (the "Company") are incorporated herein by reference:

        (a) The Form 10-KSB for the fiscal year ended February 29, 1996 of Pharma Patch, Plc, the Company's predecessor in interest.

        (b) All other reports to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the Company's fiscal year ended February 28, 1997.

        All reports or other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Not applicable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        5       Opinion and consent of Quinn & Associates, LLP.

        23.1    Consent of Quinn & Associates, LLP
                (Included in Exhibit 5)

        23.3    Consent of KPMG Peat Marwick LLP

        23.4    Consent of Ernst & Young

        24      Power of Attorney (page 6 of this
                Registration Statement)

Item 9. Undertakings.

        (a)     The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"):

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in

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periodic reports filed by the registrant pursuant to Section 13 or Section 15(d)
of the Exchange Act that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on March 25, 1997.

                                Atlantic Control Enterprises Limited


                                By: /s/ Murray D. Watson
                                   ---------------------
                                Murray D. Watson
                                Chairman of the Board and
                                Chief Executive Officer


        We the undersigned, directors and officers of Atlantic Control Enterprises Limited, do hereby constitute and appoint Murray Watson and Kevin
J. Quinn, or either of them, acting individually, as our true and lawful attorneys and agents to do any and all acts and things in our name and on behalf, in our capacities indicated below which said attorneys and agents, or any one to them, may deem necessary or advisable to enable said corporation to comply with the Securities and Exchange Commission, in connection with this Registration statement, or amendment thereto, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in our capacities indicated below, any and all amendments (including post-effective amendments) hereof and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Murray Watson       Chairman of the Board,          March 25, 1997
--------------------    Chief Executive Officer and
Murray Watson           Director (Principal Executive
                        Officer)

/s/ Kenneth Howling     Vice-President Finance          March 25, 1997
--------------------    (Chief Financial Officer)
Kenneth Howling

/s/ Kevin J. Quinn      Director                        March 25, 1996
--------------------
Kevin J. Quinn


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
/s/ William G. Hutchison        Director                March 25, 1997
------------------------
William G. Hutchison

/s/ Peter Bubenzer              Director                March 25, 1997
------------------------
Peter Bubenzer

/s/ Judith Colles               Director                March 25, 1997
------------------------
Judith Colles

/s/ Kevin J. Quinn              Authorized United       March 25, 1997
------------------------        States Representative
Kevin J. Quinn

By: /s/ Murray Watson
   ---------------------
        Murray Watson
        Attorney in Fact


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                               INDEX TO EXHIBITS


EXHIBIT                                                                 PAGE
-------                                                                 ----

 5      Opinion and Consent of Quinn & Associates, LLP . . . . . . . .    9
23.1    Consent of Quinn & Associates, LLP (Included in Exhibit 5) . .    9
23.2    Consent of Ernst & Young . . . . . . . . . . . . . . . . . . .   11
23.3    Consent of KPMG Peat Marwick LLP . . . . . . . . . . . . . . .   10
24      Power of Attorney (page 6 of this Registration Statement)  . .    6
99      Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . .   12



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